Exhibit 32

STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350

In connection with the Quarterly Report on Form 10-Q/A for the period ended September 30, 2009 (the “Form 10-Q/A”) of Waccamaw Bankshares, Inc. (the “Company”), we, James G. Graham, Chief Executive Officer of the Company, and David A. Godwin, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge;

(a)           the Form 10-Q/A fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)            the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q/A.

By:	/s/ James G. Graham	Date: November 12, 2009
James G. Graham
President and
Chief Executive Officer

By:	/s/ David A. Godwin	Date: November 12, 2009
David A. Godwin
Chief Financial Officer